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                                                                EXHIBIT 10.21(c)

                     SECOND AMENDMENT TO AGREEMENT OF LEASE


         This Second Amendment (the "Second Amendment") is made and entered into on August 27, 1999, but is effective for all purposes as of September 15, 1999 (the "Effective Date"), by and between TCB #4 L.L.C., a Delaware limited liability company, successor in interest to 34 Peachtree Associates, L.P. ("Peachtree"), ("Landlord"), and INTERLAND, INC., ("Tenant"), whose mailing address is 34 Peachtree Street, NW, Suite 1400, Atlanta, Georgia 30303.

                                    RECITALS:

         WHEREAS, Landlord's predecessor, Peachtree, and Tenant entered into a lease dated November 19, 1997 (the "Original Lease") for certain premises on the fourteenth floor (the "Original Premises") in the building known as One Park Tower located at 34 Peachtree Street, N.W., Atlanta, Georgia ("Building") and the Original Lease was amended by the First Amendment To Lease dated July 19, 1998 ("First Amendment"), to add to the Original Premises additional space on the fourteenth floor of the Building (hereinafter collectively referred to as the "Lease"); and

         WHEREAS, Landlord and Tenant desire to amend the Lease as more fully set forth below.

         I. All terms, covenants and conditions contained in this Second Amendment shall have the same meaning as in the Lease, and shall govern should a conflict exist with previous terms and conditions.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Recitals. The recitals set forth above are hereby incorporated herein as if fully set forth.

2. Expansion of Premises. From September 15, 1999 through September 14, 2000 (the "Expansion Premises Term") the Premises shall be expanded to include Suite 730, Suite 740 and Suite 780 of the Building (hereinafter referred to as "New Suite 730") consisting of 3,701 rentable square feet as identified on the floor plan attached to this Second Amendment as Exhibit "A-1". New Suite 730 is marked on Exhibit "A-1" with diagonal lines.

3. Rent for New Suite 730. paragraph 3.A.(a) of the Lease is amended by the addition of the following provision: Tenant hereby agrees to pay to Landlord rental of Four Thousand Six Hundred Twenty Six Dollars and 25/100 ($4,625.25) per month for New Suite 730 payable in advance on the first day of each calendar month of the Expansion Premises Term, provided however that rental for September 1999 shall be due and payable in the

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         amount of $2,312.63 (i.e. 50% of the aforesaid monthly rental as Tenant will only occupy New Suite 730 for half of such month), and likewise rental for September 2000 shall also be due and payable in the amount of $2,312.63. Together with the execution of this Second Amendment, Tenant has delivered the September 1999 and October 1999 rental to Landlord in the amount of $6,937.88 and Landlord acknowledges receipt of such rental.

4. Tenant's Proportionate Share. As of the Effective Date, Tenant's Proportionate Share shall include an additional 1.31% for Suite 730.

5. After Hours HVAC. Landlord's current charge for after-hours HVAC service is $90.00 per hour, which is subject to change at any time.

6. Tenant Improvement Allowance: "As Is". Landlord shall have no obligation to perform any construction or make any additional improvements or alterations, or to afford any allowance to Tenant for improvements or alterations, in connection with this Second Amendment. Tenant acknowledges and agrees that all construction obligations of Landlord under the Lease have been performed in full and accepted, and Tenant hereby accepts New Suite 730 in its "as is" condition. Landlord will install a lock on the entrance door to Suite 730 and key the same as Suite 780. Landlord at Tenant's cost will provide New Suite 730 with 150 amps of 480 volt power.

7. Incorporation. Except as modified herein, all other terms and conditions of the Lease shall continue in full force and effect.

8. Brokers. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Second Amendment, other than Habersham Management Group representing the Landlord and Eric Lemboris & Associates representing the Tenant, whose commission shall be paid by the Landlord. Each of the parties agrees to indemnify, defend and protect the other from and against, any and all costs, fees and other expenses resulting from a breach by the party of their covenant under this section.

9. Limitation of Landlord Liability. Redress for any claims against Landlord under this Lease shall only be made against Landlord to the extent of Landlord's interest in the property to which the Premises are a part. The obligations of Landlord under the Lease shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, the general partners thereof or any beneficiaries, stockholders, employees or agents of Landlord, or the investment manager.

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         IN WITNESS WHEREOF, Landlord and Tenant have executed this Second
Amendment to Agreement of Lease as of the day and year first written above.


LANDLORD:                                       TENANT:

TCB #4 L.L.C., a Delaware limited
liability company                               INTERLAND, INC.

By:   RREEF MANAGEMENT
      COMPANY, a California corporation


By:  /s/ Faye Z. Phillips
   ---------------------------------------
     Faye Z. Phillips
                                                By:  /s/ Ken Gavranovic
Title:  Vice President -- District Manager         --------------------------
      -------------------------------------         Ken Gavranovic

Date:                                           Title:  President
     --------------------------------------           -----------------------
                                                Date:  August 30, 1999
                                                     ------------------------


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                                   EXHIBIT A-1

                attached to and made a part of Lease bearing the
             Lease Reference Date of _________________, 1999 between
        TCB #4 L.L.C., a Delaware limited liability company, as Landlord and Interland, Inc., as Tenant

                                    PREMISES

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord's rights set forth in Section 17.2 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.


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